UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 1, 2008

PHILLIPS-VAN HEUSEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Madison Avenue, New York, New York		10016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (212) 381-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On July 1, 2008, Phillips-Van Heusen Corporation (the “Company”) entered into the First Amendment to Amended and Restated Employment Agreement (the “Amendment”) with Allen Sirkin, the Company’s President and Chief Operating Officer.  The Amendment modifies the Amended and Restated Employment Agreement, dated as of June 14, 2007 (the “Agreement”), between the Company and Mr. Sirkin.  The Amendment extends the term of Mr. Sirkin’s employment from the date of the annual meeting of stockholders of the Company to be held in calendar year 2009 to the date of the annual meeting of stockholders of the Company to be held in calendar year 2011.  The Amendment anticipates that Mr. Sirkin will retire at the end of the term and, therefore, Mr. Sirkin’s duties have been modified to include expressly his active participation in the development of a succession plan relating to his position and duties and the training of, and transition of duties, to the person or persons who will succeed to such duties.

The Amendment establishes certain aspects of Mr. Sirkin’s compensation for the extended term of the Agreement.  Mr. Sirkin’s annual base salary, which is currently $910,000, will increase to $950,000 effective June 1, 2009 and to $1,000,000 effective June 1, 2010.  Additionally, Mr. Sirkin will be granted awards of restricted stock units, each with a fair market value on the date of grant of at least $1,250,000, on the dates in calendar year 2009 and 2010 that annual grants of equity awards are made to the other executive officers of the Company, provided that Mr. Sirkin is employed in his current position on each such date.  These grants will be on substantially the same terms and conditions as the awards of restricted stock units previously made to the Company’s executive officers and are in lieu of, and not in addition to, the annual grants of stock options and restricted stock units that Mr. Sirkin might otherwise have been granted consistent with past practice.

As consideration for Mr. Sirkin’s agreement to extend his period of employment, the Compensation Committee of the Board of Directors of the Company granted 13,510 restricted stock units (having a grant date value of approximately $500,000) to Mr. Sirkin on July 1, 2008.  Additionally, Mr. Sirkin will be entitled to receive grants of restricted stock units, each with a fair market value on the date of grant of $500,000, on the date of the annual meeting of stockholders of the Company to be held in calendar year 2009 and on the date of the annual meeting of stockholders of the Company to be held in calendar year 2010, provided that Mr. Sirkin is employed in his current position on each such date.  These grants are in addition to the annual grants of restricted stock units to be granted to Mr. Sirkin, as discussed above.

The restricted stock units represent the contingent right to receive one share of Company common stock for each unit awarded, subject to vesting.  The restricted stock units granted on July 1, 2008 vest in increments of 50% on each of the third and fourth anniversaries of the date of grant.  The restricted stock units to be granted on the dates of the annual meeting of stockholders of the Company to be held in calendar year 2009 and calendar year 2010 will vest in increments of 25% on the second anniversary of the date of grant, 25% on the third anniversary of the date of grant and 50% on the fourth anniversary of the date of grant.   The restricted stock units are settled by the delivery of stock as soon as practicable after the vesting date.  Mr. Sirkin will receive, upon vesting, in cash, the value of cash dividends that were payable on an equal number of shares of Company common stock during the restricted period.  If a stock dividend is declared on the Company common stock during the restricted period, Mr. Sirkin will receive, upon vesting, the number of securities that were deliverable to a holder of a number of shares of Company common stock equal to the number of restricted stock units held by him as of the dividend record date.  The award granted on July 1, 2008 and the awards to be granted on the date of the 2009 and 2010 annual meetings become fully vested upon a termination of employment due to Mr. Sirkin’s death or retirement; provided, however, that the awards will not be subject to accelerated vesting upon retirement unless Mr. Sirkin retires on or after the date of the annual meeting of stockholders of the Company to be held in calendar year 2011.  In all other cases, upon the termination of employment unvested restricted stock units are forfeited.  The award granted on July 1, 2008 is subject to the other terms and conditions set forth in the restricted stock unit award agreement entered into between the Company and Mr. Sirkin, which is attached as Exhibit 10.2 to this Report.  The awards to be made on the dates of the annual meeting of stockholders of the Company to be held in calendar year 2009 and calendar year 2010 will be subject to the other terms and condition set forth in the form of restricted stock unit award agreement approved by the Compensation Committee, which is attached as Exhibit 10.3 to this Report.  Other than the vesting schedule for the grant made on July 1, 2008 and the treatment of vesting upon Mr. Sirkin’s retirement, the terms and conditions set forth in the attached agreements are the same in all material respects as those relating to awards of restricted stock units previously made to Mr. Sirkin and other executive officers of the Company.

The Amendment is attached as Exhibit 10.1 to this Report.

The Agreement outlines the compensation and benefits to be paid to Mr. Sirkin during his employment, as well as his rights to severance upon the termination of his employment.   Mr. Sirkin is entitled to severance only if his employment is terminated by the Company without “cause” or if he terminates his employment for “good reason” and does not include the termination of employment upon Mr. Sirkin’s retirement at the end of the term of the Agreement.  “Cause” is generally defined as (1) gross negligence or willful misconduct in Mr. Sirkin’s performance of the material responsibilities of his position, which results in material economic harm to the Company or in reputational harm causing demonstrable injury to the Company; (2) Mr. Sirkin’s willful and continued failure to perform substantially his duties (other than any such failure resulting from incapacity due to physical or mental illness); (3) Mr. Sirkin’s conviction of, or plea of guilty or nolo contendere to, a felony within the meaning of U.S. Federal, state or local law (other than a traffic violation); (4) Mr. Sirkin’s having willfully divulged, furnished or made accessible any of the Company’s confidential information (as defined in the Agreement); or (5) any act or failure to act by Mr. Sirkin, which, under the provisions of applicable law, disqualifies him from acting in his current position.  “Good reason” is generally defined as (i) the assignment to Mr. Sirkin of any duties inconsistent in any material respect with his position or any other action that results in a material diminution in such position; (ii) a reduction of base salary; (iii) the taking of any action that substantially diminishes (A) the aggregate value of Mr. Sirkin’s total compensation opportunity, and/or (B) the aggregate value of the employee benefits provided to him; (iv) requiring that Mr. Sirkin’s services be rendered primarily at a location or locations more than 35 miles from the Company’s principal executive offices; or (v) the Company’s failure to require any successor company to it to assume expressly and agree to perform the Agreement.

In the event of a termination of employment without cause or for good reason (other than during the two-year period after a change in control) Mr. Sirkin is entitled to two times the average annual total cash compensation paid to or accrued for him during the two-year period preceding the date of termination.  Mr. Sirkin is also only required to pay the active employee rate for medical and dental insurance during the period severance is paid.  Additionally, Mr. Sirkin is entitled to severance upon the termination of his employment by the Company without cause or by him for good reason within two years after a change of control of the Company (as defined in the Agreement).  In either such case, Mr. Sirkin will receive a lump sum payment in an amount equal to two times the average annual total cash compensation paid to or accrued for him during the two-year period preceding the date of termination.  In addition, if any payments, entitlements or benefits received by Mr. Sirkin under the Agreement are subject to the excise taxes on excess parachute payments, he is entitled to an additional payment to restore the executive to the after-tax position that he would have been in if the excise tax had not been imposed.  Mr. Sirkin also receives comparable medical, dental, life and disability insurance coverage for himself and his family for a two-year period after termination.  The Agreement also includes certain restrictive covenants in favor of the Company, including agreements regarding the use of confidential information, non-interference with business relationships, non-solicitation of employees and post-termination employment restrictions.

Item 9.01               Financial Statements And Exhibits.

 (d)          Exhibits:

Exhibit	Description

10.1	First Amendment to Amended and Restated Employment Agreement, dated July 1, 2008, between Phillips-Van Heusen Corporation and Allen Sirkin

10.2	Restricted Stock Unit Award Agreement, dated July 1, 2008, between Phillips-Van Heusen Corporation and Allen Sirkin

10.3	Form of Restricted Stock Unit Award Agreement for Special Grants to Allen Sirkin

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS-VAN HEUSEN CORPORATION

	By:	/s/ Mark D. Fischer
Mark D. Fischer, Senior Vice President

Date: July 3, 2008

Exhibit Index

Exhibit	Description

10.1	First Amendment to Amended and Restated Employment Agreement, dated July 1, 2008, between Phillips-Van Heusen Corporation and Allen Sirkin

10.2	Restricted Stock Unit Award Agreement, dated July 1, 2008, between Phillips-Van Heusen Corporation and Allen Sirkin

10.3	Form of Restricted Stock Unit Award Agreement for Special Grants to Allen Sirkin